Exhibit 10.11
SECURITY AGREEMENT

This Security Agreement is executed at 11150 W. Olympic Blvd., Suite 1050, Los Angeles, CA 90064 by The Robert E. and Margaret M. Petersen Trust (herein called “Debtor”);

OWNER(S) OF COLLATERAL

As security for the payment and performance of all of Debtor’s obligations to Advanced Engine Technologies, Inc. (herein called “AET”), irrespective of the manner in which or the time at which such obligations arose or shall arise, and whether direct or indirect, alone or with others, absolute or contingent, Debtor does hereby grant a continuing security interest in the personal property of Debtor, whether now or hereafter owned or in existence and all proceeds thereof (herein called “Collateral”), which Collateral is described as:

All personal property assets owned in whole or in part by Debtor, wherever located.

THE ROBERT E. AND MARGARET M. PETERSEN TRUST

By:	/s/ ROBERT E. PETERSEN

Its:	Trustee